UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2010

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Commission file number 1-8198

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware _____________________________________ (State of incorporation)	86-1052062 ______________________________________________ (IRS Employer Identification Number)
26525 N. Riverwoods Boulevard Mettawa, Illinois ______________________________________________ (Address of principal executive offices)	60045 _____________________ (Zip Code)

Registrant's telephone number, including area code (224) 544-2000

Not Applicable
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sale of Equity Securities.
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On November 30, 2010, HSBC Finance Corporation (the “Corporation”) issued and sold 1,000 shares of its newly-designated 8.625% Non-Cumulative Preferred Stock, Series C  (the “Series C Preferred Stock”) to its parent, HSBC Investments (North America) Inc., for a cash purchase price of $1,000,000,000, which is equal to the liquidation preference of $1,000,000 per share.  No underwriting discounts or commissions were given or paid in connection with the sale.

The Corporation sold the Series C Preferred Stock directly to HSBC Investments (North America) Inc., which owns 100 percent of the issued and outstanding common stock of the Corporation, pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
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On November 30, 2010, HSBC Finance amended its Amended and Restated Certificate of Incorporation by filing a Certificate of Designation, Preferences and Rights of 8.625% Non-Cumulative Preferred Stock, Series C (the “Certificate of Designation”) with the Secretary of State of the State of Delaware.  The Certificate of Designation, as filed with the Secretary of State of the State of Delaware, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.
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(d)	Exhibits.
	Exhibit No.	Description

	3.1	Certificate of Designation, Preferences and Rights of 8.625% Non-Cumulative Preferred Stock, Series C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC FINANCE CORPORATION (Registrant)
By: /s/ Mick Forde
Senior Vice President, General Counsel - Treasury and Assistant Secretary

Dated:  November 30, 2010

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation, Preferences and Rights of 8.625% Non-Cumulative Preferred Stock, Series C.